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                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                          -------------------------

                                  FORM T-1

                          -------------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                          TRUST INDENTURE ACT OF 1939
                     OF A CORPORATION DESIGNATED TO ACT AS
                                    TRUSTEE

                          -------------------------

              Check if an application to determine eligibility of
                  a Trustee pursuant to Section 305(b)(2)  [ ]

                               MELLON BANK, N.A.
                               (Name of Trustee)


           25-0659306                                          U.S.
(I.R.S. Employer Identification No.)             (Jurisdiction of incorporation)

                             One Mellon Bank Center
                          Pittsburgh, PA   15258-0001
                    (Address of Principal Executive Office)

                              PETER J. GERMANOWSKI
                                 Vice President
                               MELLON BANK, N.A.
                             ONE MELLON BANK CENTER
                      PITTSBURGH, PENNSYLVANIA 15258-0001
                                 (412) 234-4194
          (Name, Address and Telephone Number of Agent for Service)

                          -------------------------

                                 WORLDCOM, INC.
                              (Name of Obligor)

                                   GEORGIA
       (State or Other Jurisdiction of Incorporation or Organization)

                                   58-1521612
                      (I.R.S. Employer Identification No.)
             515 EAST AMITE STREET, JACKSON, MISSISSIPPI 39201-2702
                    (Address of Principal Executive Offices)

                                DEBT SECURITIES
                        (Title of Indenture Securities)

1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE --


    (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           Comptroller of the Currency                        Washington, D.C.
           Federal Reserve Bank of Cleveland                  Cleveland, Ohio
           Federal Deposit Insurance Corporation              Washington, D.C.

    (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

    The obligor is not an affiliate of the trustee.

ITEMS 3-15 ARE NOT APPLICABLE SINCE THE OBLIGOR IS NOT IN DEFAULT ON SECURITIES ISSUED UNDER INDENTURES UNDER WHICH THE APPLICANT IS TRUSTEE.

16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

Exhibit 1        -   Copy of articles of association of the trustee as now
                     in effect, filed as Exhibit 1 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

Exhibit 2        -   Copy of certificate of the authority of the trustee to
                     commence business, copy of certificate of consolidation with the Union Trust Company of Pittsburgh and copy of certificate approving merger of Mellon National Bank and Trust Company into Mellon Bank, N.A. filed as Exhibit
                     T1A(b) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

Exhibit 3        -   Copy of certificate as to authority of the trustee to
                     exercise corporate trust powers, filed as Exhibit T1A(c) to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

Exhibit 4        -   Copy of existing by-laws of the trustee, filed as Exhibit
                     4 to trustee's statement of eligibility and qualification, Registration No. 33-46990, and incorporated herein by reference.

Exhibit 5        -   Copy of each indenture referred to in Item 4, if the
                     obligor is in default.  Not Applicable.

 Exhibit 6       -   Consent of the trustee required by Section 321(b) of the
                     Act, filed as Exhibit T1D to trustee's statement of eligibility and qualification, Registration No. 33-13020, and incorporated herein by reference.

 Exhibit 7       -   Copy of the latest report of condition of the trustee
                     transmitted electronically pursuant to law or the requirements of its supervising or examining authority.



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                                   SIGNATURE

         PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, MELLON BANK, N.A., A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 18TH DAY OF MARCH 1997.



                                                  MELLON BANK, N.A.
                                                  TRUSTEE

                                                  By:
                                                    ------------------------
                                                     Peter J. Germanowski
                                                        Vice President





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                                   SIGNATURE

         PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, MELLON BANK, N.A., A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 18TH DAY OF MARCH 1997.



                                                MELLON BANK, N.A.
                                                TRUSTEE

                                                By: Peter J. Germanowski
                                                  --------------------------
                                                    Peter J. Germanowski
                                                       Vice President




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                                   EXHIBIT 7

                              REPORT OF CONDITION
               CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF
                               MELLON BANK, N.A.
                             FOR DECEMBER 31, 1996

         IN THE COMMONWEALTH OF PENNSYLVANIA, AT THE CLOSE OF BUSINESS ON DECEMBER 31, 1996; TRANSMITTED ELECTRONICALLY IN RESPONSE TO CALL MADE BY COMPTROLLER OF THE CURRENCY, UNDER TITLE 12, UNITED STATES CODE, SECTION 161.

CHARTER NO.  6301                                         NORTHEASTERN DISTRICT


                     STATEMENT OF RESOURCES AND LIABILITIES
                                (in thousands)

ASSETS
Cash and balances due from depository institutions:
    Noninterest-bearing balances and currency and coin  . . . . . . . . . . . . .   $  2,672,284
    Interest-bearing balances   . . . . . . . . . . . . . . . . . . . . . . . . .        789,575
Securities:
    Held-to-maturity securities   . . . . . . . . . . . . . . . . . . . . . . . .      2,210,496
    Available-for-sale securities   . . . . . . . . . . . . . . . . . . . . . . .      3,869,905
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its
    Edge and Agreement subsidiaries, and in IBFs:
    Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        533,454
    Securities purchased under agreements to resell   . . . . . . . . . . . . . .          7,681
Loans and lease financing receivables:
    Loans and leases, net of unearned income  . . . . . . . . . . . $  23,267,207
    LESS:  Allowance for loan and lease losses  . . . . . . . . . .       315,660
    Loans and leases, net of unearned income, allowance, and reserve  . . . . . .     22,951,547
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . .        345,978
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . .        496,468
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         53,313
Customers' liability to this bank on acceptances outstanding  . . . . . . . . . .        247,120
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,559,411
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,602,061

                       TOTAL ASSETS   . . . . . . . . . . . . . . . . . . . . . .     37,339,293

LIABILITIES
Deposits:
    In domestic offices   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24,662,107
         Noninterest-bearing  . . . . . . . . . . . . . . . . . . .     7,405,910
         Interest-bearing . . . . . . . . . . . . . . . . . . . . .    17,256,197
    In foreign offices, Edge and Agreement subsidiaries, and IBFs   . . . . . . .      3,655,311
         Noninterest-bearing  . . . . . . . . . . . . . . . . . . .        18,417
         Interest-bearing . . . . . . . . . . . . . . . . . . . . .     3,636,894
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
    Edge and Agreement subsidiaries, and in IBFs:
    Federal funds purchased   . . . . . . . . . . . . . . . . . . . . . . . . . .      1,383,786
    Securities sold under agreements to repurchase  . . . . . . . . . . . . . . .        297,830
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . .        471,321
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        306,209
Other borrowed money:
    With remaining maturity of one year or less   . . . . . . . . . . . . . . . .        779,101
    With remaining maturity of more than one year   . . . . . . . . . . . . . . .        467,673
Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . .          1,997
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . .        247,120
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . .        977,681
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        856,713
                           TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . .     34,106,849
EQUITY CAPITAL
Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        167,285
Surplus (exclude all surplus related to preferred stock)  . . . . . . . . . . . .        895,960
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . .      2,182,376
Net unrealized holding gains (losses) on available-for-sale securities  . . . . .         (6,348)
Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . .         (6,829)
                           TOTAL EQUITY CAPITAL   . . . . . . . . . . . . . . . .      3,232,444
                           TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
                           AND EQUITY CAPITAL . . . . . . . . . . . . . . . . . .     37,339,293




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         I, Michael K. Hughey, Senior Vice President and Corporate Controller
of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                         Michael K. Hughey
                                                          February 4, 1997


         We, the undersigned directors, attest to the correctness of this Statement of Resources and Liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                         FRANK V. CAHOUET
                                                           W. KEITH SMITH
                                                         CHARLES A. CORRY




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